Exhibit A

EXECUTION COPY

Certain Contemplated Terms of a Proposed Transaction

This term sheet (the "Term Sheet") sets forth certain principal terms of a potential combination of Golden Ocean Group Limited ("GOGL") and CMB.TECH NV ("CMBT") (the "Proposed Transaction").

The purpose of the Term Sheet is to summarize certain of the key terms of, and to form the basis for the further process, negotiation and documentation in respect of, the Proposed Transaction. The Term Sheet does not state all matters on which agreement must be reached before executing definitive agreements.

Either party may discontinue discussion and negotiation of this Term Sheet or the Proposed Transaction at any time, for any reason or no reason, without further obligation.

Consideration

CMBT will issue CMBT shares representing 30.4% of the share capital of the combined company, or 33.1% of the share capital of the combined company excluding treasury shares, or approximately 95,952,934 shares, in consideration for all shares in GOGL which it does not (directly or indirectly) own (the "Consideration"), implying an exchange ratio of 0.95 CMBT share for each GOGL share (other than treasury shares and shares held (directly or indirectly) by CMBT); provided that the Consideration and the implied ratio shall be subject to customary adjustments, including to reflect any (i) GOGL shares or CMBT shares repurchased by GOGL or CMBT, respectively, (ii) issuances of GOGL/CMBT securities (including options) or (iii) declarations and/or payments of dividends or other distributions by GOGL or by CMBT, in each case prior to the closing of the Proposed Transaction.

GOGL's financial advisor has provided the Board of Directors of GOGL and its special transaction committee composed of disinterested directors (the "Transaction Committee") charged with approving the Proposed Transaction with a customary fairness opinion in respect of the Consideration.

Structure

The parties acknowledge that, taking into account limitations imposed by Belgian law, the transaction would be documented by way of a customary merger agreement (the "Merger Agreement") structured as a "forward subsidiary merger", as follows:

1.    GOGL would merge with and into CMB.TECH Bermuda Ltd., a wholly-owned subsidiary of CMBT incorporated under the laws of Bermuda ("CMBT Bermuda"), by means of a merger under the laws of Bermuda (the "Merger").

2.    Existing shares in GOGL (other than treasury shares and shares held by CMBT Bermuda) would be cancelled and converted at a 1:1 ratio into CMBT Bermuda shares (the "Merger Consideration Shares"). CMBT and GOGL will

1

appoint an exchange agent (e.g. Computershare) to act on behalf of GOGL shareholders to deliver and receive shares on their behalf.

3.    Immediately thereafter, the exchange agent (on behalf of GOGL shareholders) would contribute the Merger Consideration Shares to the share capital of CMBT by means of a contribution in kind under the laws of Belgium. In consideration for the Merger Consideration Shares, GOGL shareholders (through the exchange agent) would receive newly issued shares in CMBT at a ratio of 0.95 CMBT share for each Merger Consideration Share (i.e. the Consideration).

4.    GOGL would delist from The NASDAQ Global Select Market and de-register with the SEC and would automatically, upon completion of the Merger, be delisted from the Oslo Stock Exchange and de-registered from the Norwegian CSD (Euronext Securities Oslo ("ESO")); and

5.    CMBT would use its reasonable best commercial efforts to secondary record its shares in ESO though a CSD-link and to list its shares on the Oslo Stock Exchange at or as soon as practicably possible following completion.

Merger Agreement	The parties will work together in good faith to reflect the terms of this Term Sheet in the Merger Agreement. Each party will use its reasonable best efforts to complete the Proposed Transaction according to the terms of the Merger Agreement.

Registration Statement	CMBT and GOGL shall work together with their respective auditors and advisors to prepare the Registration Statement on F-4 and will file it as soon as practicably possible following execution of the Merger Agreement.

Shareholder Consent

GOGL shall, as soon as practicable following the SEC declaring the Registration Statement on Form F-4 effective, solicit proxies and convene and hold a shareholder meeting for the approval of the Merger (the "GOGL Merger Shareholder Meeting").

The GOGL Merger Shareholder Meeting shall include a proposal for the approval of an amendment of the GOGL bye-laws to clarify any ambiguity that the required shareholder voting majority for a merger

2

of GOGL is a simple majority of the votes cast at a general meeting of GOGL.

Key Milestones in 2025 (estimated dates)	•	April 22 - Announce Proposed Transaction in Joint Press Release.
	•	May 2025 - Enter into Definitive Documentation (including Merger Agreement and Exchange Agreement).
	•	July 2025:`
		o	GOGL Merger Shareholder Meeting to approve the Proposed Transaction
		o	Closing of the Proposed Transaction

Financing and Debt	•	CMBT to take over the financing arrangements of GOGL

Conduct of Business	Each of GOGL and CMBT shall conduct its business in the ordinary course; provided that it shall not, among other things, (i) amend any of its organizational documents (other than (a) the amendment to the GOGL bye-laws at the GOGL Merger Shareholder Meeting as contemplated hereby and (b) the amendment to the CMBT articles of association in view of the approval of authorized capital by CMBT's shareholders' meeting) or (ii) enter into any agreements or arrangements that may restrict, inhibit or otherwise frustrate the closing of the Proposed Transaction.

Conditions to Signing of Merger Agreement	•	Satisfactory outcome of reciprocal due diligence for both parties.
	•	Approval of the Proposed Transaction and the related agreements by the Supervisory Board of CMBT and by the Board of Directors and the Transaction Committee of GOGL

Conditions to Closing	•	Approval of the Proposed Transaction and the Merger Agreement (including a Bermuda law statutory merger agreement (to be an exhibit or schedule thereto), and an exchange agreement (the "Exchange Agreement") and other ancillary documents (together, the "Definitive Documentation")) by the shareholders of GOGL. For the avoidance of doubt, approval by the shareholders of CMBT is not required;
	•	Absence of laws or inj`unctions prohibiting the Proposed Transaction;

3

	•	Obtaining all required lender approval and third-party conbtaining all required lendersents;
	•	Having applicable governmental and regulatory approvals in place;
	•	Effectiveness of a registration statement filed with the U.S. Securities and Exchange Commission (the "SEC") for the shares to be issued in the transaction and the listing of such shares on the New York Stock Exchange; and
	•	Other mutual customary conditions such as to representations, covenants, absence of a material adverse effect and such other conditions as may be agreed or required following due diligence.

Costs	Each party will pay all of its own expenses (including legal, accounting and financial advisory fees and expenses) in connection with the Proposed Transaction.

Director and Officer Indemnification	The parties will agree on usual and customary covenants with respect to honoring indemnification rights in GOGL's current bye-laws and maintaining D&O coverage for a customary period of time following the closing of the Proposed Transaction.

Confidentiality

The terms and content of this Term Sheet, including its existence, shall be treated as confidential information and each party shall not disclose such confidential information to any person without other parties' consent except if required by law, stock exchange rules or legal process.

For the avoidance of doubt, each of the parties shall be permitted to publicly file this Term Sheet and any Definitive Documentation as required by U.S. securities laws.

Additionally, the parties shall announce the execution of this Term Sheet by the publication of the press releases in the form attached hereto as Schedule 1 (the "Press Releases").

Non-binding Effect	This Term Sheet is not intended to be legally binding and under no circumstances shall this Term Sheet constitute or be deemed to constitute legally binding obligations on the parties, except as relates to the matters entitled Governing Law, Confidentiality and Costs in this Term Sheet. Any transaction between the parties will remain subject to the entering into of definitive written and signed

4

agreement(s), including the Merger Agreement, and the further conditions to be included therein.

Due Diligence	Each party shall cooperate and shall provide the other party and its representatives with such additional information, materials, documents and agreements, and access to such books and records and employees of such party, as the other party and its representatives shall reasonably request in connection with completion of its due diligence investigation and as legally permissible.

Governing Law	This Term Sheet and the Merger Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflicts of laws provisions or rule of any jurisdiction that would cause the substantive laws of any other jurisdiction to apply. The parties agree to waive all rights to trial by jury in any action or proceeding arising out of this Term Sheet. The parties agree to the exclusive venue in the State of New York.

Date: 22 April 2025

On behalf of Golden Ocean Group Limited	On behalf of CMB.TECH NV
/s/ James Ayers Name: James Ayers Title: Authorized person	/s/ Alexander Saverys Name: Alexander Saverys Title: Member of the Management board
/s/ Ludovic Saverys Name: Ludovic Saverys Title: Member of the Management board

5

Schedule 1

Press Releases

6

PRESS RELEASE 22 April 2025 – 10.30 pm CET
Regulated information - This press release contains inside information within the meaning of Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (market abuse regulation)

MERGER BETWEEN CMB.TECH AND GOLDEN OCEAN

ANTWERP, Belgium and HAMILTON, Bermuda, 22 April, 2025, 10.30 pm CET – CMB.TECH NV (NYSE: CMBT & Euronext Brussels: CMBT) (“CMB.TECH”) and Golden Ocean Group Limited (NASDAQ: GOGL & Euronext Oslo Børs: GOGL) (“Golden Ocean”) are pleased to announce that they have signed a term sheet (the “Term Sheet”) for a contemplated stock-for-stock merger, with CMB.TECH as the surviving entity, based on an exchange ratio of 0.95 shares of CMB.TECH for each share of Golden Ocean (the “Exchange Ratio”), subject to customary adjustments.

The Term Sheet has been unanimously approved by CMB.TECH’s Supervisory Board and by Golden Ocean’s Board of Directors, including its special transaction committee composed of disinterested directors (the “Transaction Committee”). As part of this, the Transaction Committee has received a fairness opinion from its financial advisor DNB Markets, part of DNB Bank ASA, concluding that the Exchange Ratio is fair from a financial point of view to Golden Ocean’s shareholders.

The transaction would be structured as a merger with Golden Ocean merging with and into CMB.TECH Bermuda Ltd., a wholly-owned subsidiary of CMB.TECH (the “Merger”). Existing shares of Golden Ocean, which are not (directly or indirectly) owned by CMB.TECH, will be cancelled and ultimately exchanged for newly issued CMB.TECH shares at an exchange ratio of 0.95 shares of CMB.TECH for each share of Golden Ocean, subject to customary adjustments, including to reflect share buybacks, share issuances and/or dividend distributions that may take place prior to completion of the Merger. Upon completion of the Merger, 95,952,934 new shares of CMB.TECH would be issued, whereby CMB.TECH shareholders would own approximately 70% of the total issued share capital of the combined company (or 67% excluding treasury shares) and Golden Ocean shareholders would own approximately 30% (or 33% excluding treasury shares), assuming the Exchange Ratio is not adjusted.

The Merger will create one of the largest diversified listed maritime groups in the world with a combined fleet of more than 250 vessels.

The consummation of the Merger remains subject to customary conditions, including confirmatory due diligence, negotiation and execution of definitive transaction agreements, applicable board approvals, regulatory approvals, third-party consents, Golden Ocean shareholder approval, and effectiveness of a registration statement on Form F-4 to be filed by CMB.TECH with the U.S. Securities and Exchange Commission (“SEC”).

Upon completion of the Merger, Golden Ocean would delist from NASDAQ and Euronext Oslo Børs. CMB.TECH would remain listed on the New York Stock Exchange and Euronext Brussels and will pursue a secondary listing on the Euronext Oslo Børs following and subject to completion of the Merger.

The parties aim to enter into definitive transaction agreements, including an agreement and plan of merger, during the second quarter of 2025 and to complete the Merger in the third quarter of 2025. Shareholders should be informed that definitive transaction agreements may not be entered into on the indicated terms mentioned herein, or at all.

Alexander Saverys, CEO of CMB.TECH, commented: "By merging CMB.TECH and Golden Ocean, we would take another great step forward in building our leading diversified maritime group. Our fleet would grow to more than 250 modern vessels spread over five shipping divisions. The value of our fleet would reach more than 11 billion USD and, combined with our public listings and enhanced liquidity in our shares, we will have all the necessary firepower to continue to invest in our fleet and seize opportunities. Our focus on decarbonisation is starting to generate meaningful long-term contracts, and the recent IMO decisions on limiting greenhouse gas emissions from shipping give us even more wind (and ammonia) in our sails. It’s full speed ahead to decarbonise today to navigate tomorrow!"

CMB.TECH w Contact
Head of Marketing & Communications Katrien Hennin	Tel: +32 499393470 katrien.hennin@cmb.tech	Head of Investor Relations Joris Daman	Tel: +32 498617111 joris.daman@cmb.tech

7

PRESS RELEASE 22 April 2025 – 10.30 pm CET
Regulated information - This press release contains inside information within the meaning of Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (market abuse regulation)

Peder Simonsen, CEO of Golden Ocean, commented: "The proposed merger with CMB.TECH gives Golden Ocean a great opportunity to be part of a large diversified maritime group. Our fleet and CMB.TECH’s dry bulk vessels are very complementary and would create one of the largest and most modern dry bulk fleets in the world, including 87 modern Capesize and Newcastlemax vessels, with a favorable long-term outlook. If completed, the merged company will be one of the largest listed maritime groups both in terms of market capitalisation, net asset value and expected share liquidity. This transaction will allow us to offer an even broader service to our customers, a wide range of possibilities to our employees and last but not least the creation of long term added value to our shareholders."

Carl Steen, Chairman of the Transaction Committee of Golden Ocean, commented: “The disinterested directors of Golden Ocean have analysed the values of both companies in a possible stock-for-stock merger. We have concluded unanimously that the proposed exchange ratio based on a net asset value of CMB.TECH of 15.23 USD per share and a value of 14.49 USD per Golden Ocean share is fair, and believe this proposed merger is in the best interests of the company and its stakeholders."

For further information, reference is made to the presentation made available on the website of CMB.TECH.

CAPITAL MARKETS DAYS

To share more information, CMB.TECH and Golden Ocean will host Capital Markets Days in Antwerp, Belgium on 24 April 2025 (14:00 CET) and in Oslo, Norway on 29 April 2025 (14:00 CET).

The calls will be hybrid webcasts with an accompanying slideshow. You can find details of both conference calls, including the links to the conference calls below and on the websites of CMB.TECH and Golden Ocean.

The presentation and recordings of the Capital Market Days will be available on the website of CMB.TECH.

Capital Markets Day Antwerp (CMB.TECH, meeting room Hull, De Gerlachekaai 20, 2000 Antwerp - Belgium)

Webcast Information
Event Type:	Hybrid conference call
Event Date:	24 April 2025
Event Time:	14:00 CET
Event Title:	“Capital Markets Day”
Event Site/URL:	https://events.teams.microsoft.com/event/3b5c75e0-80f2-4354-bb80- 4a4b4d5b368a@d0b2b045-83aa-4027-8cf2-ea360b91d5e4

If you would like to attend the event in person, please register by filling in the forms.

Telephone participants located who are unable to pre-register may dial in to the respective number of their location (to be found here). The phone conference ID is the following: 101 606 640#

Capital Markets Day Oslo (Hotell Amerikalinjen, meeting room Haven, Jernbanetorget 2, 0154 Oslo - Norway)

Webcast Information
Event Type:	Hybrid conference call
Event Date:	29 April 2025
Event Time:	14:00 CET
Event Title:	“Capital Markets Day”
Event Site/URL:	https://events.teams.microsoft.com/event/2d9bfc31-dae5-4f27-b826- a72bd831fa3e@d0b2b045-83aa-4027-8cf2-ea360b91d5e4

If you would like to attend the event in person, please register by filling in the forms.

Telephone participants located who are unable to pre-register may dial in to the respective number of their location (to be found here). The phone conference ID is the following: 153 389 295#

CMB.TECH w Contact
Head of Marketing & Communications Katrien Hennin	Tel: +32 499393470 katrien.hennin@cmb.tech	Head of Investor Relations Joris Daman	Tel: +32 498617111 joris.daman@cmb.tech

8

PRESS RELEASE 22 April 2025 – 10.30 pm CET
Regulated information - This press release contains inside information within the meaning of Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (market abuse regulation)

Announcement first quarter 2025 results – 14 May 2025

About CMB.TECH

CMB.TECH is a diversified and future-proof maritime group. We own and operate more than 150 seagoing vessels: crude oil tankers, dry bulk vessels, container ships, chemical tankers, offshore wind vessels and workboats. CMB.TECH also offers hydrogen and ammonia fuel to customers, through own production or third-party producers.

CMB.TECH is headquartered in Antwerp, Belgium, and has offices across Europe, Asia, United States and Africa.

CMB.TECH is listed on Euronext Brussels and the NYSE under the ticker symbol “CMBT”.

About Golden Ocean

Golden Ocean is a Bermuda incorporated shipping company specializing in the transportation of dry bulk cargoes. As of February 2025, the Golden Ocean fleet consists of 91 vessels, with an aggregate capacity of approximately 13.7 million deadweight tonnes. Golden Ocean’s ordinary shares are listed on the Nasdaq Global Select Market with a secondary listing on the Euronext Oslo Børs under the ticker symbol “GOGL”.

Forward-Looking Statements

Matters discussed in this press release may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. CMB.TECH and Golden Ocean desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and they are including this cautionary statement in connection with this safe harbor legislation. The words “believe”, “anticipate”, “intends”, “estimate”, “forecast”, “project”, “plan”, “potential”, “may”, “should”, “expect”, “pending” and similar expressions identify forward-looking statements.

The forward-looking statements in this press release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, CMB.TECH and Golden Ocean’s management's examination of historical operating trends, data contained in company records and other data available from third parties. Although management believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond CMB.TECH or Golden Ocean’s control, there can be no assurance that CMB.TECH or Golden Ocean will achieve or accomplish these expectations, beliefs or projections.

You are cautioned not to place undue reliance on CMB.TECH’s and Golden Ocean’s forward-looking statements. These forward-looking statements are and will be based upon management's then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. Neither CMB.TECH nor Golden Ocean assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

CMB.TECH w Contact
Head of Marketing & Communications Katrien Hennin	Tel: +32 499393470 katrien.hennin@cmb.tech	Head of Investor Relations Joris Daman	Tel: +32 498617111 joris.daman@cmb.tech

9

PRESS RELEASE 22 April 2025 – 10.30 pm CET
Regulated information - This press release contains inside information within the meaning of Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (market abuse regulation)

Disclaimer

This press release is also published in Dutch. If ambiguities should arise from the different language versions, the English version will prevail.

Copies of this announcement are not being made and may not be distributed or sent into any jurisdiction in which such distribution would be unlawful or would require registration or other measures. Persons distributing this communication must satisfy themselves that it is lawful to do so. The potential transactions described in this announcement and the distribution of this announcement and other information in connection with the potential transactions in certain jurisdictions may be restricted by law and persons into whose possession this announcement, any document or other information referred to herein comes should inform themselves about, and observe, any such restrictions.

This announcement is not a recommendation in favor of the proposed merger described herein. In connection with the proposed merger, CMB.TECH intends to file with the SEC a registration statement on Form F–4 that will include a prospectus of CMB.TECH and a proxy statement of Golden Ocean. CMB.TECH and Golden Ocean also plan to file other relevant documents with the SEC regarding the proposed merger. YOU ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. You may obtain a free copy of the proxy statement/prospectus (when it becomes available) and other relevant documents that CMB.TECH and Golden Ocean file with the SEC at the SEC’s website at www.sec.gov.

CMB.TECH w Contact
Head of Marketing & Communications Katrien Hennin	Tel: +32 499393470 katrien.hennin@cmb.tech	Head of Investor Relations Joris Daman	Tel: +32 498617111 joris.daman@cmb.tech

10

MERGER BETWEEN CMB.TECH AND GOLDEN OCEAN

HAMILTON, Bermuda, 22 April, 2025, 10.30 pm CET – Golden Ocean Group Limited (NASDAQ: GOGL & Euronext Oslo Børs: GOGL) (“Golden Ocean”) and CMB.TECH NV (NYSE: CMBT & Euronext Brussels: CMBT) (“CMB.TECH”) are pleased to announce that they have signed a term sheet (the “Term Sheet”) for a contemplated stock-for-stock merger, with CMB.TECH as the surviving entity, based on an exchange ratio of 0.95 shares of CBM.TECH for each share of Golden Ocean (the "Exchange Ratio"), subject to customary adjustments.

The Term Sheet has been unanimously approved by Golden Ocean’s Board of Directors, including its special transaction committee composed of disinterested directors (the "Transaction Committee"), and by CMB.TECH’s Supervisory Board. As part of this, the Transaction Committee has received a fairness opinion from its financial advisor DNB Markets, part of DNB Bank ASA, concluding that the Exchange Ratio is fair from a financial point of view to Golden Ocean’s shareholders.

The transaction would be structured as a merger with Golden Ocean merging with and into CMB.TECH Bermuda Ltd., a wholly-owned subsidiary of CMB.TECH (the “Merger”). Existing shares of Golden Ocean, which are not (directly or indirectly) owned by CMB.TECH, will be cancelled and ultimately exchanged for newly issued CMB.TECH shares at an exchange ratio of 0.95 shares of CBM.TECH for each share of Golden Ocean, subject to customary adjustments, including to reflect share buybacks, share issuances and/or dividend distributions that may take place prior to completion of the Merger. Upon completion of the Merger, 95,952,934 new shares of CMB.TECH would be issued, whereby CMB.TECH shareholders would own approximately 70% of the total issued share capital of the combined company (or 67% excluding treasury shares) and Golden Ocean shareholders would own approximately 30% (or 33% excluding treasury shares), assuming the Exchange Ratio is not adjusted.

The Merger will create one of the largest diversified listed maritime groups in the world with a combined fleet of more than 250 vessels.

The consummation of the Merger remains subject to customary conditions, including confirmatory due diligence, negotiation and execution of definitive transaction agreements, applicable board approvals, regulatory approvals, third-party consents, Golden Ocean shareholder approval, and effectiveness of a registration statement on Form F-4 to be filed by CMB.TECH with the U.S. Securities and Exchange Commission (“SEC”).

Upon completion of the Merger, Golden Ocean would delist from NASDAQ and Euronext Oslo Børs. CMB.TECH would remain listed on the New York Stock Exchange and Euronext Brussels and will pursue a secondary listing on the Euronext Oslo Børs following and subject to completion of the Merger.

11

The parties aim to enter into definitive transaction agreements, including an agreement and plan of merger, during the second quarter of 2025 and to complete the Merger in the third quarter of 2025. Shareholders should be informed that definitive transaction agreements may not be entered into on the indicated terms mentioned herein, or at all.

Peder Simonsen, CEO of Golden Ocean, commented: "The proposed merger with CMB.TECH gives Golden Ocean a great opportunity to be part of a large diversified maritime group. Our fleet and CMB.TECH’s dry bulk vessels are very complementary and would create one of the largest and most modern dry bulk fleets in the world, including 87 modern Capesize and Newcastlemax vessels, with a favorable long-term outlook. If completed, the merged company will be one of the largest listed maritime groups both in terms of market capitalisation, net asset value and expected share liquidity. This transaction will allow us to offer an even broader service to our customers, a wide range of possibilities to our employees and last but not least the creation of long-term added value to our shareholders."

Carl Steen, Chairman of the Transaction Committee of Golden Ocean, commented: “The disinterested directors of Golden Ocean have analysed the values of both companies in a possible stock-for-stock merger. We have concluded unanimously that the proposed exchange ratio based on a net asset value of CMB.TECH of 15.23 USD per share and a value of 14.49 USD per Golden Ocean share is fair, and believe this proposed merger is in the best interests of the company and its stakeholders."

Alexander Saverys, CEO of CMB.TECH, commented: "By merging CMB.TECH and Golden Ocean, we would take another great step forward in building our leading diversified maritime group. Our fleet would grow to more than 250 modern vessels spread over five shipping divisions. The value of our fleet would reach more than 11 billion USD and, combined with our public listings and enhanced liquidity in our shares, we will have all the necessary firepower to continue to invest in our fleet and seize opportunities. Our focus on decarbonisation is starting to generate meaningful long-term contracts, and the recent IMO decisions on limiting greenhouse gas emissions from shipping give us even more wind (and ammonia) in our sails. It’s full speed ahead to decarbonise today to navigate tomorrow!"

For further information, reference is made to the presentation made available on the website of CMB.TECH

Capital Markets Days

To share more information, Golden Ocean and CMB.TECH will host Capital Markets Days in Antwerp, Belgium on 24 April 2025 (14:00 CET) and in Oslo, Norway on 29 April 2025 (14:00 CET).

The calls will be hybrid webcasts with an accompanying slideshow. You can find details of both conference calls, including the links to the conference calls below and on the websites of CMB.TECH and Golden Ocean.

12

The presentation and recordings of the Capital Market Days will be available on the websites of CMB.TECH and Golden Ocean.

Capital Markets Day Antwerp (CMB.TECH, meeting room Hull, Gerlachekaai 20, 2000 Antwerp - Belgium)

Webcast Information
Event Type:	Hybrid conference call
Event Date:	24 April 2025
Event Time:	14:00 CET
Event Title:	“Capital Markets Day”
Event Site/URL:	https://events.teams.microsoft.com/event/3b5c75e0-80f2-4354- bb80-4a4b4d5b368a@d0b2b045-83aa-4027-8cf2-ea360b91d5e4

If you would like to attend the event in person, please register by filling in the forms.

Telephone participants who are unable to pre-register may dial in to the respective number of their location (to be found here). The phone conference ID is the following: 101 606 640#

Capital Markets Day Oslo (Hotell Amerikalinjen, meeting room Haven, Jernbanetorget 2, 0154 Oslo - Norway)

Webcast Information
Event Type:	Hybrid conference call
Event Date:	29 April 2025
Event Time:	14:00 CET
Event Title:	“Capital Markets Day”
Event Site/URL:	https://events.teams.microsoft.com/event/2d9bfc31-dae5-4f27- b826-a72bd831fa3e@d0b2b045-83aa-4027-8cf2-ea360b91d5e4

If you would like to attend the event in person, please register by filling in the forms.

Telephone participants who are unable to pre-register may dial in to the respective number of their location (to be found here). The phone conference ID is the following: 153 389 295#

About Golden Ocean

Golden Ocean is a Bermuda incorporated shipping company specializing in the transportation of dry bulk cargoes. As of February 2025, the Golden Ocean fleet consists of 91 vessels, with an aggregate capacity of approximately 13.7 million deadweight tonnes. Golden Ocean’s ordinary shares are listed on the Nasdaq Global Select Market with a secondary listing on the Euronext Oslo Børs under the ticker symbol “GOGL”.

13

About CMB.TECH

CMB.TECH is a diversified and future-proof maritime group. We own and operate more than 150 seagoing vessels: crude oil tankers, dry bulk vessels, container ships, chemical tankers, offshore wind vessels and workboats. CMB.TECH also offers hydrogen and ammonia fuel to customers, through own production or third-party producers.

CMB.TECH is headquartered in Antwerp, Belgium, and has offices across Europe, Asia, United States and Africa.

CMB.TECH is listed on Euronext Brussels and the NYSE under the ticker symbol “CMBT”.

Advisors

DNB Markets, a part of DNB Bank ASA, is acting as financial advisor to Golden Ocean.

This information is considered inside information pursuant to the EU Market Abuse Regulation (MAR) and is subject to the disclosure requirements pursuant to MAR article 17 and section 5 -12 of the Norwegian Securities Trading Act.

Forward-Looking Statements

Matters discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. CMB.TECH and Golden Ocean desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and they are including this cautionary statement in connection with this safe harbor legislation. The words “believe”, “anticipate”, “intends”, “estimate”, “forecast”, “project”, “plan”, “potential”, “may”, “should”, “expect”, “pending” and similar expressions identify forward-looking statements.

The forward-looking statements in this press release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, CMB.TECH and Golden Ocean’s management's examination of historical operating trends, data contained in company records and other data available from third parties. Although management believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond CMB.TECH or Golden Ocean’s control, there can be no assurance that CMB.TECH or Golden Ocean will achieve or accomplish these expectations, beliefs or projections.

You are cautioned not to place undue reliance on CMB.TECH’s and Golden Ocean’s forward-looking statements. These forward-looking statements are and will be based upon management's then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. Neither CMB.TECH nor Golden Ocean assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

14

Disclaimer

Copies of this announcement are not being made and may not be distributed or sent into any jurisdiction in which such distribution would be unlawful or would require registration or other measures. Persons distributing this communication must satisfy themselves that it is lawful to do so. The potential transactions described in this announcement and the distribution of this announcement and other information in connection with the potential transactions in certain jurisdictions may be restricted by law and persons into whose possession this announcement, any document or other information referred to herein comes should inform themselves about, and observe, any such restrictions.

This announcement is not a recommendation in favor of the proposed merger described herein. In connection with the proposed merger, CMB.TECH intends to file with the SEC a registration statement on Form F–4 that will include a prospectus of CMB.TECH and a proxy statement of Golden Ocean. CMB.TECH and Golden Ocean also plan to file other relevant documents with the SEC regarding the proposed merger. YOU ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. You may obtain a free copy of the proxy statement/prospectus (when it becomes available) and other relevant documents that CMB.TECH and Golden Ocean file with the SEC at the SEC’s website at www.sec.gov.